Exhibit 10.1

AMENDMENT NO. 1

TO

LICENSE AND EXCLUSIVE MANUFACTURING AGREEMENT

This AMENDMENT NO. 1 TO LICENSE AND EXCLUSIVE MANUFACTURING AGREEMENT is entered into on the 26 day of February, 2018, by and between Misonix, Inc., a New York corporation, with offices at 1938 New Highway, Farmingdale, New York 11735 USA (“Misonix”), and Hunan Xing Hang Rui Kang Bio-technologies Co., Ltd. a Chinese corporation with offices at 26/F., Times Tower, 391-407 Jaffe Road, Wan Chai, Hong Kong (the “Company”).

BACKGROUND

WHEREAS, Misonix and the Company are parties to a License and Exclusive Manufacturing Agreement (the “Agreement”) dated as of the 21st day of August, 2017; and

WHEREAS, the parties wish to modify certain provisions of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, Misonix and the Company hereby agree as follows:

1.            Section 2.1 of the Agreement is hereby deleted in its entirety and shall now read as follows:

2.1       License to Company. Subject to the terms and conditions of this Agreement, Misonix hereby grants to Company the sole license under the Misonix Know-How to manufacture, Develop and Commercialize the Product in the Territory.

2.            Section 5.1 of the Agreement is hereby deleted in its entirety and shall now read as follows:

5.1       Technology Transfer. Misonix shall transfer to Company the manufacturing processes developed by or on behalf of Misonix for the Generator, the Hand Piece and the Disposables. Misonix shall provide a transfer of the Generator, Hand Piece and Disposable manufacturing technology such that Company is able to establish its own Generator, Hand Piece and Disposable manufacturing operations, and is able to assemble Hand Pieces from subassemblies purchased from Misonix. Company shall reimburse Misonix, within 30 days of Misonix providing an invoice, for all direct and out-of-pocket costs incurred by Misonix activities associated with the transfer contemplated by this Section 5.1, in an aggregate amount up to one million dollars (U.S. $1,000,000). Misonix and Company shall in good faith seek to establish a mutually agreeable plan for accomplishing the technology transfer in a commercially reasonable manner. Misonix shall (a) provide necessary documentation to complete the technology transfer, including necessary portions of the Product specifications and (b) participate in technology transfer activities, including pilot batch runs at Company facilities, necessary to manufacture the Generator, Hand Piece and the Disposables at Company facilities and to assemble Hand Pieces from subassemblies purchased from Misonix. Such technology transfer shall take place within twenty four (24) months after the Effective Date. After Misonix has received one million dollars (U.S. $1,000,000) in direct and out-of-pocket costs from Company for Misonix’s technical assistance, the Parties shall negotiate in good faith an agreement that reimburses Misonix for any additional technical assistance requested by Company.

3.            Section 6.6 of the Agreement is hereby deleted in its entirety and shall now read as follows:

6.6       Use of the Generator, Hand Pieces and Disposables. Company shall use the Generators, Hand Pieces and Disposables solely for the furtherance of this Agreement and shall not use Generators, Hand Pieces, Disposables or any other information or materials incorporating one or more essential elements thereof or produced therefrom (including any Confidential Information) for any profit-making or commercial purpose or for any purpose other than those expressly contemplated by this Agreement.

4.            Section 13.5 of the Agreement is hereby deleted in its entirety and shall now read as follows:

13.5       [intentionally deleted]

5.            Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect. This Amendment No. 1 to License and Exclusive Manufacturing Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. Delivery of signature by facsimile or other electronic image shall be valid and binding for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Amendment No. 1 to License and Exclusive Manufacturing Agreement as of the date first above written.

Misonix, Inc.		Hunan Xing Hang Rui Kang Bio-technologies Co., Ltd.

Signature:	/s/ Joseph P. Dwyer	Signature:	/s/ Li Quan
Name: Joseph P. Dwyer		Name: Li Quan
Title: CFO		Title: CEO